Exhibit 10.1

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

among

CHENGHE ACQUSITION I CO.

FST CORP.

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

Dated January 15, 2025

THIS ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”), dated January 15, 2025, is made by and among Chenghe Acquisition I Co., a Cayman Islands exempted company (“SPAC”), FST Corp., a Cayman Islands exempted company (“CayCo”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (in such capacity, the “Warrant Agent”) and amends the Warrant Agreement (the “Existing Warrant Agreement”), dated January 24, 2022, by and between SPAC and the Warrant Agent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Existing Warrant Agreement.

WHEREAS, as of the date hereof and pursuant to the Existing Warrant Agreement, (i) SPAC issued (a) 7,900,000 Private Placement Warrants to the Sponsor and (b) 6,500,000 Public Warrants;

WHEREAS, on December 22, 2023, SPAC, CayCo, Femco Steel Technology Co., Ltd., a company limited by shares incorporated and in existence under the laws of Taiwan with uniform commercial number of 04465819 and FST Merger Ltd., a Cayman Islands exempted company limited by shares and a direct wholly owned subsidiary of CayCo, (“Merger Sub”) entered into a Business Combination Agreement (as amended, modified or supplemented from time to time, the “Business Combination Agreement”);

WHEREAS, all of the Warrants are governed by the Existing Warrant Agreement;

WHEREAS, pursuant to which, among other transactions, on the terms and subject to the conditions set forth therein, Merger Sub shall be merged with and into SPAC with SPAC being the surviving company and as a direct, wholly owned subsidiary of CayCo (the “Merger”), and SPAC will change its name to “FST Ltd.” (the “Business Combination”), and holders of SPAC ordinary shares shall become holders of ordinary shares of CayCo (the “CayCo Ordinary Shares”);

WHEREAS, upon consummation of the Business Combination, as provided in Section 4.4 of the Existing Warrant Agreement and Section 3.7 of the Business Combination Agreement, the Warrants will no longer be exercisable for SPAC Class A ordinary shares but instead will be exercisable (subject to the terms of the Existing Warrant Agreement as amended hereby) for CayCo Ordinary Shares;

WHEREAS, the board of directors of SPAC has determined that the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination as defined in the Existing Warrant Agreement;

WHEREAS, in connection with the Business Combination, SPAC desires to assign all of its rights, titles, interests and obligations in and under the Existing Warrant Agreement to CayCo and CayCo wishes to accept such assignment; and

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that SPAC and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any Registered Holders as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interests of the Registered Holders under the Existing Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.	Assignment and Assumption; Consent.

1.1	Assignment and Assumption. As of and with effect on and from the Closing (as defined in the Business Combination Agreement, the “Closing”), SPAC hereby assigns to CayCo all of SPAC’s rights, titles, interests and obligations in and under the Existing Warrant Agreement (as amended hereby); and CayCo hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of SPAC’s liabilities and obligations under the Existing Warrant Agreement (as amended hereby) arising on, from and after the Closing.

1.2	Consent. The Warrant Agent hereby consents to (i) the assignment of the Existing Warrant Agreement by SPAC to CayCo pursuant to Section 1.1 and the assumption of the Existing Warrant Agreement by CayCo from SPAC pursuant to Section 1.1, in each case effective as of the Closing, and (ii) the continuation of the Existing Warrant Agreement (as amended by this Agreement), in full force and effect from and after the Closing.

2.	Amendment of Existing Warrant Agreement. Effective as of the Closing, SPAC and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 2, and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 2 (i) are necessary and desirable and do not adversely affect the interests of the Registered Holders under the Existing Warrant Agreement and (ii) are to provide for the delivery of Alternative Issuance pursuant to Section 4.4 of the Existing Warrant Agreement (in connection with the Business Combination and the transactions contemplated by the Business Combination Agreement).

2.1	References to the “Agreement”. All references to “this Agreement,” “Warrant Agreement,” “hereof,” “herein,” “hereunder,” “hereby” and each other similar reference contained in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the Existing Warrant Agreement as amended by this Agreement. Notwithstanding the foregoing, references to the date of the Existing Warrant Agreement and references in the Existing Warrant Agreement to “the date hereof,” “the date of this agreement” and other similar references shall in all instances continue to refer to the date of the Existing Warrant Agreement.

2.2	References to the “Company”. All references to the “Company” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to CayCo.

2.3	References to “Class A ordinary shares”. All references to “Class A ordinary shares” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to CayCo Ordinary Shares.

2.4	References to “Business Combination”. All references to “Business Combination” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the transactions contemplated by the Business Combination Agreement, and references to “the consummation of the Business Combination” and all variations thereof in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the Closing.

2.5	Notice Clause. Section 9.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Femco Steel Technology Co., Ltd.

No. 3, Gongye 1st Rd., Minxiong Township

Chiayi County 621018, Taiwan

Attn: Marie Chao

E-mail: marie.chao@fstshafts.com.tw

with a copy (which shall not constitute notice) to:

Landi Law Firm

15F-1, No. 105, Guo’an 1st Rd, Xitun District

Taichung City 407, Taiwan

Attention: Mr. Francis Chang

Email:      FC@landilawyer.com.tw

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

3.	Miscellaneous Provisions.

3.1	Effectiveness of the Amendment. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Business Combination and substantially contemporaneous occurrence of the Closing and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

3.2	Successors. All the covenants and provisions of this Agreement by or for the benefit of CayCo, SPAC or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

3.3	Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principals or rules that would result in the application of the substantive laws of another jurisdiction. Subject to applicable law, each of CayCo and SPAC hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive forum for any such action, proceeding or claim. Each of CayCo and SPAC hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in the Warrants shall be deemed to have notice of and to have consented to the forum provisions in this Section 3.3. If any action, the subject matter of which is within the scope the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any warrant holder, such warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

3.4	Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

3.5	Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

3.6	Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CHENGHE ACQUISITION I CO., as SPAC

By:	/s/ Yixuan Yuan
Name:	Yixuan Yuan
Title:	Chief Executive Officer

[Signature Page to Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

FST CORP., as CayCo

By:	/s/ David Chuang
Name:	David Chuang
Title:	Chief Executive Officer

[Signature Page to Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:	/s/ Erika Young
Name:	Erika Young
Title:	Vice President

[Signature Page to Assignment, Assumption and Amendment Agreement]